OMB APPROVAL

OMB Number:	3235-0059
Expires:	July 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Spectralink Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS
Appendix A-1
Appendix A-2

SpectraLink Corporation
5755 Central Avenue
Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear SpectraLink Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SpectraLink Corporation to be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, on Monday, June 21, 2004, at 10:00 a.m. local time, for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the selection of KPMG LLP, independent public accountants, as auditors for SpectraLink for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders are welcome to attend the meeting, although only stockholders of record at the close of business on April 23, 2004, will be entitled to notice of and to vote at the meeting.

Shares can be voted at the meeting only if the holder is present or represented by proxy. Even if you plan to attend the meeting, you are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope so that the presence of a quorum will be assured. The giving of a proxy does not affect your right to vote in person if you attend the meeting. However, if you intend to vote at the annual meeting and your shares are held of record by a broker, bank or other nominee, you must bring a letter to the annual meeting from the broker, bank or nominee, which confirms beneficial ownership and you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

David I. Rosenthal
Secretary

April 29, 2004

SpectraLink Corporation
5755 Central Avenue
Boulder, Colorado 80301

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This statement is furnished in connection with the solicitation of proxies from holders of the outstanding shares of Common Stock of SpectraLink entitled to vote at the Annual Meeting of Stockholders to be held June 21, 2004. This Proxy Statement and enclosed proxy are being mailed to stockholders on or about May 24, 2004. A copy of SpectraLink’s Annual Report for 2003 is being mailed to all stockholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

SpectraLink’s Board has fixed the close of business on April 23, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding and entitled to vote 19,030,958 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share of record held on the record date with respect to matters on which the holder is entitled to vote.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for SpectraLink to conduct business at the Annual Meeting. Once a quorum is present, the election of each nominee for Director requires a plurality of the votes cast. Negative votes will not affect the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve or ratify the other proposals described below. Abstentions will have no effect with regard to the election of directors, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to all other matters. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the meeting, and will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of the proposals. All of the proposals to be voted on at the meeting are considered “routine”. Where a proposal is not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal and would not be taken into account in determining the outcome of the non-routine proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to SpectraLink’s Bylaws, the Board has fixed the number of directors at five, effective as of the Annual Meeting. The Directors are to be elected by the holders of SpectraLink’s Common Stock, to serve until the next Annual Meeting and until their successors are elected and qualified. Unless instructions to the contrary are received, proxies received in response to this solicitation will be voted in favor of the nominees listed below. If any nominee should become unavailable for election, the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board.

The table below represents information about the nominees for director.

Name, Age and		Principal Occupation During Past Five Years and
Position with SpectraLink	Director Since	Other Directorships
John H. Elms, 44 President, Chief Executive Officer and Director	2003	President and Chief Executive Officer since September, 2003. Vice President of Operations of SpectraLink from 1999 to September, 2003. Vice President, Americas Services and Corporate Support, of PictureTel Corporation from 1998 to 1999.

Carl D. Carman, 68 (1), (2) Director	1990	Private Investor since January, 2003. General Partner of Hill, Carman Ventures from 1989 to 2002. Director of Symantec Corporation until October, 2000.

Anthony V. Carollo, Jr., 62 (1), (2), (3) Director, Chairman of the Board	1998	Private Investor since 2003. Chairman of Syntellect Corporation from 1997 to 2002. Chief Executive Officer of Syntellect Corporation from 1997 to 2002. President of Fujitsu Business Communication Systems from 1991 to 1998. Director of Marshall & Lisley Trust Company of Arizona.

Werner P. Schmuecking, 69 (3) Director	2004	Strategic advisor to the information and communication industry. President of the German Telecommunication Manufacturers Association (ZVEI) and vice president of the German Association for Information Technology, Telecommunications and New Media (BITKOM). Board Member of Siemens AG Information and Communication Networks (ICN) from 1989 until April, 2000. Consultant to SAP AG, Waldorf, Germany from 2001 to 2003. Director of Partners in Europe AG of Gilching, Germany, IP Value GmbH of Offenbach, Germany, Network Economy SA of Bern, Brussels, Willteck Communications GmbH of Ismaning, Germany and First Virtual Communications of Redwood City, California.

Gerald J. Laber, 60 (1), (2), (3) Director	2004	Private investor, consultant and community volunteer since 2000. From 1980 to 2000 partner with Arthur Andersen L.L.P. Director of Healthetech, Inc, since 2003. Director of Centennial Specialty Foods since 2003. Director of Scott’s Liquid Gold, Inc. since January, 2004.

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Burton J. McMurtry is currently a Director of the Company and has served as a Director since 1990. Mr. McMurtry has been a General Partner of various limited partnerships that, in turn, are general partners of various Technology Venture Investors venture capital partnerships since 1980 and he was formerly a Director of Intuit, Inc. Mr. McMurtry will not be standing for reelection to the Board of Directors.

The Board of Directors met seven times during 2003. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the Committees on which he served. The independent members of the Board of Directors have commenced meeting on a regular basis in executive session outside of the presence of management.

The Board of Directors has determined that Messrs. Carman, Carollo, Laber, McMurtry, and Schmuecking, who constitute a majority of the members of the Board of Directors, are each independent under the rules of the Nasdaq Stock Market.

Committees

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Compensation Committee currently consists of Messrs. Carman, Carollo, and McMurtry. Mr. Carollo joined the Compensation Committee on February 6, 2004. The Compensation Committee will consist of Messrs. Carman, Carollo and Laber, following this annual meeting. The Compensation Committee determines executive compensation and stock option grants to executives, recommends to the Board of Directors the compensation to be paid to employees of SpectraLink and oversees SpectraLink’s various employee benefits plans. The Board of Directors has determined that each person who will serve on the Compensation Committee following the annual meeting is independent within the meaning of the rules of the Nasdaq Stock Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Committee met once during 2003.

The Audit Committee currently consists of Messrs. Carman, Carollo and McMurtry. The Audit Committee will consist of Messrs. Carman, Carollo and Laber, following the annual meeting. The Audit Committee confers periodically with management and SpectraLink’s independent public accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee appoints and reviews and evaluates the independence and performance of our independent auditors. The Board of Directors has determined that each person who will serve on the Audit Committee following the annual meeting is independent within the meaning of the rules of the Securities and Exchange Committee and the Nasdaq Stock Market, and is able to read and understand fundamental financial statements as contemplated by such rules. The Board of Directors has also determined that Mr. Carollo is the audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Laber will become the audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission following the annual meeting. The Committee met six times during 2003. The Committee operates under a charter. A copy of the Charter is included in this Proxy Statement as Appendix A-1.

The Nominating and Corporate Governance Committee currently consists of Messrs. Carollo, Laber and Schmuecking. The Nominating and Corporate Governance Committee was established in April 2004. Following the meeting, the Nominating and Corporate Governance Committee will oversee SpectraLink’s process for identifying, evaluating and recommending candidates for nomination to the Board. The Nominating and Corporate Governance Committee also develops and reviews corporate governance guidelines and recommends them to the Board of Directors for its consideration and approval. Further, the Nominating and Corporate Governance Committee considers questions of possible conflicts of interests of Board members and of corporate officers in consultation with SpectraLink’s Ethics Committee and reviews actual and potential conflicts of interest of Board members and corporate officers, and makes determinations of such conflicts of interest. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission. The Nominating and Corporate Governance committee charter was adopted in April 2004 and is attached hereto as Appendix A-2. It is available on SpectraLink’s website at http://www. spectralink.com/company/governance.html.

Director Qualifications. Following the meeting, SpectraLink’s Nominating and Corporate Governance Committee will identify, evaluate and recommend to the Board individuals for nomination as directors. The committee expects that it generally will identify nominees based upon recommendations by directors and management. In addition, the Nominating and Corporate Governance Committee also will consider recommendations properly submitted by stockholders. The committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees. To date, the committee has not paid any third parties to assist it in this process.

In selecting nominees for the Board, the Nominating and Corporate Governance Committee will consider candidates based on the need to satisfy the applicable rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, including the requirements for independent directors and an audit committee financial expert. The Nominating and Corporate Governance Committee also will evaluate candidates in accordance with its charter, assessing a number of factors, including the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, and the candidate’s integrity, business acumen, understanding of SpectraLink’s business and industry, diversity, availability, the number of other boards on which the candidate serves, independence of thought, and overall ability to represent the interests of all stockholders of SpectraLink. The Nominating and Corporate Governance Committee will use the same standards to evaluate nominees proposed by the directors, management and stockholders.

Stockholder Nominations. The Nominating and Corporate Governance Committee will consider stockholder recommendations for director candidates. The committee has established the following procedure for stockholders to submit director nominee recommendations:

•	If a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver the recommendations to SpectraLink’s Corporate Secretary at SpectraLink’s principal executive offices no later than the 120th calendar day before the calendar day that SpectraLink mailed its proxy statement to stockholders in connection with the previous year’s annual meeting.

•	Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, resume or curriculum vitae, and written consent to serve as a director if elected and the information required in the stockholder notice required under subsection C of Article III of SpectraLink’s Bylaws. A stockholder recommending a candidate may be required to submit additional information as determined by the Corporate Secretary and as necessary to satisfy Securities and Exchange Commission or Nasdaq Stock Market rules.

•	Properly submitted recommendations for director nominees will be forwarded to our Nominating and Corporate Governance Committee for review and consideration. The committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with the committee’s charter and will apply the criteria described under “Director Qualifications.”

See “Nominations and Submissions of Matters for 2005 Annual Meeting” for additional information in connection with stockholder deadlines for submitting proposals for the 2005 Annual Meeting.

Prior to the establishment of the Nominating and Corporate Governance Committee, the Board of Directors evaluated Messrs. Elms, Carman, Carollo, Laber and Schmuecking, and approved the nomination of these persons for election to the Board of Directors at the meeting.

Stockholder Communications with the Board of Directors

Any stockholder of SpectraLink wishing to communicate with the Board may do so by writing to our Corporate Secretary at SpectraLink Corporation, 5755 Central Avenue, Boulder, Colorado 80301. The Corporate Secretary will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to the Board. Stockholders may indicate in their letters if their communication is intended to be provided to certain director(s) only. Our Nominating and Corporate Governance Committee will periodically review our process for stockholders to communicate with our Board to ensure effective communications.

Board Attendance at Annual Meetings

SpectraLink encourages members of its Board to attend its annual meetings of stockholders. SpectraLink does not have a formal policy regarding attendance at annual meetings by members of the Board and the Board may consider in the future whether SpectraLink should adopt a formal policy. In 2003, Bruce M. Holland attended the annual stockholder meeting.

Code of Ethics

SpectraLink has adopted a written code of ethics that applies to all directors, officers and employees of SpectraLink, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder. The code of ethics is available on SpectraLink’s website at www.spectralink.com/company/governance.html. SpectraLink intends to make all required disclosures concerning any amendments to, or waivers from, SpectraLink’s code of ethics on its website.

Executive Officers

The following table presents the names, offices, and ages of each of our executive officers, as of April 29, 2004:

Name, Age and Position with SpectraLink	Principal Occupation During Past Five Years
John H. Elms, 44 President, Chief Executive Officer and Director	President and Chief Executive Officer since September, 2003. Vice President of Operations of SpectraLink from 1999 to September, 2003. Vice President, Americas Services and Corporate Support, of PictureTel Corporation from 1998 to 1999.

David I. Rosenthal, 49 Vice President of Finance & Administration, Chief Financial Officer	Vice President of Finance and Administration, Chief Financial Officer and Secretary of SpectraLink since April 2004. Executive Vice President and Chief Financial Officer of StarTek, Inc. from August 2001 to November 2003. Acting Chief Financial Officer for Celestial Seasonings from 1999 to 2000. Mr. Rosenthal is a director of Cyanotech Corporation.

Gary L. Bliss, 54 Vice President of Engineering	Vice President of Engineering of SpectraLink since 1990.

John A. Kelley, 54 Vice President of Operations	Vice President of Operations since September, 2003. President of JK Associates from 2002 to September, 2003. Vice President, Global Services Operations, of Compaq Computer Corporation from 2000 to 2003. Vice President, North America Customer Service, of Compaq Computer Corporation from 1998 to 2000.

Security Ownership of Certain Beneficial Owners and Management

Information with respect to beneficial ownership of the Common Stock by (i) each person known by SpectraLink to be the beneficial owner of more than 5% of the Common Stock; (ii) each of SpectraLink’s directors; (iii) SpectraLink’s Chief Executive Officer and each of the executive officers as of March 31, 2004; and (iv) SpectraLink’s directors and executive officers as a group is set forth in the following table. All information is as of March 31, 2004, unless otherwise indicated. Unless otherwise indicated, the address of each person is c/o SpectraLink, 5755 Central Avenue, Boulder, CO 80301.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1) (2)	Percentage of Outstanding Common Stock (2)
Barclays Global Investors, NA (3)	1,822,539	9.6
45 Fremont Street San Francisco, CA 94105

Bruce M. Holland (7)	1,486,507	7.7
5755 Central Avenue Boulder, CO 80301

Ronald Juvonen (4)	1,208,185	6.4
674 Unionville Road, Suite 105 Kennett Square, PA 19348

Daruma Asset Management, Inc. (5)	1,150,200	6.1
80 West 40th Street, 9th Floor New York, NY 10018

Cannell Capital LLC (6)	1,007,342	5.3
150 California Street, 5th Floor San Francisco, CA 94111

Carl D. Carman (8)	105,671	*
Anthony V. Carollo, Jr. (9)	23,500	*
Burton J. McMurtry (10)	165,509	*

Name and Address of Beneficial Owner	Shares Beneficially Owned (1) (2)	Percentage of Outstanding Common Stock (2)
Werner P. Schmuecking	0	*
John H. Elms (11)	178,542	*
Nancy K. Hamilton (12)	179,125	*
Gary L. Bliss (13)	434,661	2.3
Michael P. Cronin (14)	34,478	*
John A. Kelley	0	*
All directors and executive officers as a group (9 persons)(15)	1,121,486	5.7

*less than 1%

(1)	The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2004, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. An asterisk in the “Percentage of Outstanding Common Stock” column indicates that such director or executive officer owns less than 1% of SpectraLink’s outstanding common stock.

(3)	Based upon a Schedule 13G dated February 13, 2004, indicating that (i) Barclays Global Investors, NA (“Global Investors”), has sole dispositive power with respect to 1,489,049 shares, (ii) Barclays Global Fund Advisors (“Barclays Global”) has sole dispositive power with respect to 148,970 shares and (iii) Global Investors, Barclays Global, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle on Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited, collectively, beneficially own 1,822,539.

(4)	Based upon an amendment to a Schedule 13G dated February 13, 2004, indicating that Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P. (collectively, the “Downtown Funds”), collectively own these shares. Ronald Juvonen is the managing member of the general partner of the Downtown Funds and as such, beneficially owns these shares.

(5)	Based upon an amendment to a Schedule 13G dated February 12, 2004, indicating that the shares are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma Asset Management, Inc. (“Daruma”). The investment advisory contracts relating to such accounts grant to Daruma sole investment and/or voting power over the securities owned by such accounts. Therefore, Daruma is the beneficial owner of these shares. Mariko O. Gordon owns in excess of 50% of the outstanding voting stock and is the president of Daruma and as such, is the beneficial owner of shares held by persons and entities advised by Daruma. Daruma and the Principal Shareholder each disclaims beneficial ownership in any of the shares.

(6)	Based upon a Schedule 13G dated February 13, 2004, indicating that Cannell Capital LLC (“Cannell Capital”), J. Carlo Cannell (“Carlo Cannell”), The Anegada Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell Portfolio, LLC, and Pleiades Investment Partners, LP, (collectively, the “Cannell Funds”) each hold a portion of these shares. Cannell Capital is a beneficial owner of these shares as a result of Cannell Capital’s being the owner of a portion of the shares and having discretionary authority to buy, sell and vote the shares owned by the Cannell Funds. Carlo Cannell is a beneficial owner of these shares as a result of Carlo Cannell’s ownership and management of Cannell Capital.

(7)	Based upon an amendment to a Schedule 13G dated February 13, 2004. Also includes 19,375 shares held by Mr. Holland’s wife, as to which he disclaims beneficial ownership, and 194,529 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

(8)	Includes 32,500 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

(9)	Includes 20,500 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

(10)	Includes 32,500 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

(11)	Includes 168,542 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

(12)	Includes 166,125 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter. Ms. Hamilton resigned as Vice President of Finance & Administration, Chief Financial Officer in April, 2004.

(13)	Includes 195,311 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

(14)	Includes 34,478 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter. Mr. Cronin resigned as Vice President of Sales & Marketing in April, 2004.

(15)	Includes 649,956 shares issuable upon exercise of options exercisable as of March 31, 2004, and within 60 days thereafter.

Performance Graph

The graph below provides an indicator of cumulative total stockholder returns for SpectraLink as compared with the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Stocks weighted by market value at each measurement point.

This graph covers the period of time beginning December 31, 1998, through December 31, 2003.

EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

			Nasdaq
		Nasdaq Stock	Telecommunications
Total Return (1)	SpectraLink	Market (U.S.)	Stocks
12/31/98	$100.00	$100.00	$100.00
12/31/99	$200.28	$185.43	$178.71
12/31/00	$398.90	$111.83	$76.11
12/31/01	$473.20	$88.76	$50.98
12/31/02	$198.07	$61.37	$23.47
12/31/03	$532.32	$91.75	$39.02

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1998	1999	2000	2001	2002	2003
SpectraLink	$100.00	$200.28	$398.90	$473.20	$198.07	$532.32
Nasdaq Stock Market (U.S.)	$100.00	$185.43	$111.83	$88.76	$61.37	$91.75
Nasdaq Telecommunications Stocks	$100.00	$178.71	$76.11	$50.98	$23.47	$39.02

Footnote:

1)	Assumes $100 invested on December 31, 1998, in SpectraLink stock, Nasdaq Stock Market (U.S.) and Nasdaq Telecommunications Stock and dividends have been reinvested. SpectraLink declared the Company’s first cash dividend of $0.10 per share on December 23, 2003 for stockholders of record on December 15, 2003.

The foregoing Performance Graph is not to be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to SEC Regulation 14A. The report shall also not be deemed to be incorporated by reference into any filing made by SpectraLink pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as may be specifically incorporated by reference into a filing.

Executive Compensation

The following table sets forth certain information regarding the compensation earned for services rendered in all capacities to SpectraLink for the three fiscal years ended December 31, 2001, 2002 and 2003, by (i) SpectraLink’s Chief Executive Officer at December 31, 2003 and each other person who served as Chief Executive Officer during 2003 and (ii) our four other most highly compensated executive officers at December 31, 2003 whose salary and bonus exceeded $100,000 and (iii) each other person who served as an executive officer during 2003, who, had he served as an executive officer as of December 31, 2003, would have been one of our four most highly compensated executive officers (the “Named Executive Officers”).

Summary Compensation Table

			Annual Compensation			Long-Term Compensation
						Securities
						Underlying
Name and						Options	All Other
Principal Position	Year		Salary	Bonus	Other(*)	Granted (#)	Compensation
John H. Elms	2003	(1)	$212,150	$94,397	$16,032	145,000	—
Chief Executive	2002		191,388	0	12,236	65,000	—
Officer and President	2001		183,000	41,633	11,033	65,000	—
since September, 2003

Bruce M. Holland	2003	(2)	193,854	92,875	15,599	70,000	—
Chairman of the Board	2002		230,000	0	12,398	100,000	—
from September, 2003 to	2001		230,000	82,225	6,158	100,000	—
March, 2004 and Chief Executive Officer until September, 2003

Nancy K. Hamilton	2003	(4)	233,248	85,950	13,343	55,000	—
Vice President of	2002		211,238	0	11,191	75,000	—
Finance &	2001		193,500	44,021	9,697	75,000	—
Administration, Chief Financial Officer

Gary L. Bliss	2003		212,911	78,314	16,033	55,000	—
Vice President of	2002		202,369	0	12,805	75,000	—
Engineering	2001		193,500	44,021	11,105	75,000	—

Michael P. Cronin	2003	(3)	242,069	136,976	25,046	65,000	—
Vice President of	2002		230,083	0	22,299	85,000	—
Sales & Marketing	2001		220,040	53,296	21,217	85,000	—

(*)	Represents (life insurance and health insurance premiums) SpectraLink paid on behalf, 401(k) match, and car allowances.

(1)	Mr. Elms became Chief Executive Officer and President of SpectraLink on September 1, 2003.

(2)	Mr. Holland became the Chairman of the Board of SpectraLink from September, 2003 to March, 2004 and the Chief Executive Officer and President positions were transitioned to Mr. Elms on September 1, 2003.

(3)	Mr. Cronin resigned as Vice President of Sales & Marketing in April, 2004.

(4)	Ms. Hamilton resigned as Vice President of Finance & Administration, Chief Financial Officer in April, 2004.

Option Grants

The following table contains information concerning the stock options granted under SpectraLink’s Stock Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2003.

Option Grants in the Last Fiscal Year

Individual Grants

	Number of		Percent of			Potential Realizable Value at Assumed
	Securities		Total Options			Annual Rates of Stock Price
	Underlying Options		Granted to Employees in	Exercise or Base	Expiration	Appreciation for Option Term (2)
Name	Granted (#)(1)		Fiscal Year	Price/Share	Date	5%	10%
John H. Elms	10,880	(3)	1.5%	$8.35	02/06/13	$57,134	$144,788
	34,120	(4)	4.7	8.35	02/06/13	179,173	454,060
	3,833	(3)	.5	22.00	09/02/13	53,032	134,394
	96,167	(4)	13.2	22.00	09/02/13	1,330,536	3,371,839

Bruce M. Holland	10,321	(3)	1.4	8.35	02/06/13	54,198	137,349
	59,679	(4)	8.2	8.35	02/06/13	313,391	794,193

Nancy K. Hamilton	10,839	(3)	1.5	8.35	02/06/13	56,919	144,243
	44,161	(4)	6.1	8.35	02/06/13	231,901	587,684

Gary L. Bliss	10,839	(3)	1.5	8.35	02/06/13	56,919	144,243
	44,161	(4)	6.1	8.35	02/06/13	231,901	587,684

Michael P. Cronin	10,799	(3)	1.5	8.35	02/06/13	56,708	143,710
	54,201	(4)	7.5	8.35	02/06/13	284,624	721,293

(1)	All options were granted under SpectraLink’s Stock Option Plan. Generally, options granted under SpectraLink’s Stock Option Plan become exercisable over a four-year period (25% after the first twelve months and 2.083% each month thereafter) and have a term of ten years, so long as the optionee’s employment with SpectraLink continues. Incentive stock options are granted at no less than fair market value as determined by the Board of Directors, provided that grants to 10% stockholders have an exercise price not less than 110% of fair market value and have five-year terms. Non-qualified stock options have an exercise price of not less than par value per share of SpectraLink’s common stock.

(2)	This column reflects the potential realizable value of each grant assuming that the market value of SpectraLink’s Common Stock appreciates at five percent or ten percent annually from the date of grant over the term of the option. There is no assurance provided to any executive officer or any other holder of SpectraLink’s securities that the actual stock price appreciation over the option term will be at the assumed five percent or ten percent levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3)	Incentive stock option.

(4)	Non-qualified stock option.

Option Exercises and Holdings

The following table sets forth information concerning option exercises and option holdings under SpectraLink’s Stock Option Plan for the fiscal year ended December 31, 2003, with respect to the Named Executive Officers.

Aggregate Options Exercised in the Last Fiscal Year
and Fiscal Year End Option Values

	Number		Number of Unexercised Options		Value of Unexercised, In-the-Money
	of Shares Acquired	Value	Held at December 31, 2003		Options at December 31, 2003 (2)
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Elms	10,000	$123,070	150,523	199,583	$1,756,561	$1,013,811

Bruce M. Holland	10,000	56,110	162,251	164,000	1,541,197	1,645,380

Nancy K. Hamilton	35,458	513,898	168,480	118,334	1,820,603	1,206,626

Gary L. Bliss	2,501	9,504	160,937	119,063	1,558,964	1,213,949

Michael P. Cronin	164,479	1,283,107	24,375	137,397	240,464	1,402,575

(1)	Based on the fair market value of the Common Stock on the exercise date, less the per share exercise price.

(2)	Based on the fair market value of the underlying shares of Common Stock of $19.17 per share, the closing price on December 31, 2003, as reported by Nasdaq, less the per share exercise price.

Compensation Committee Interlocks and Insider Participation

For fiscal 2003, the entire Board of Directors determined the compensation of the executive officers of SpectraLink. Since October 11, 1995, SpectraLink’s Compensation Committee has made recommendations to the Board regarding compensation of executive officers. Mr. Holland, a member of the Board of Directors and the Chairman of the Board who resigned as our CEO in September, 2003, and Mr. Elms, a member of the Board of Directors and our current CEO, each participated in the deliberations of the Board of Directors concerning executive officer compensation, other than his own compensation.

Director Compensation

Each non-employee director (five people as of April 29, 2004) receives an annual payment of $5,000 for serving as a director of SpectraLink and an additional annual payment of $5,000 for serving as the Audit Committee Chairman, or an additional annual payment of $3,500 for serving as the chairman of the Compensation Committee or Nominating and Corporate Governance Committee, or an additional $10,000 for serving as Chairman of the Board. In addition, each non-employee director is reimbursed for his expenses in attending board and committee meetings and receives $1,500 for each Board of Director or Committee meeting, or $500 for any telephonic Board or Committee meeting, attended by the director.

Each non-employee director also receives an annual stock option grant as follows: an initial grant of an option to purchase 40,000 shares of Common Stock, exercisable at the fair market price of the Common Stock on the date of grant, with vesting at the rate of 50% of the option at the first anniversary following the date of grant and monthly thereafter over the following twelve months (i.e., 4.17% per month). Any new non-employee director will receive this 40,000 share option upon becoming a director of SpectraLink. Thereafter, each non-employee director will be granted an annual stock option exercisable to purchase 10,000 shares of Common Stock exercisable at the fair market price of the Common Stock on the date of grant, with vesting at the rate of 50% of the option at the first anniversary following the date of grant and monthly thereafter over the following twelve months (i.e., 4.17% per month). The Chairman of the Board will be granted an additional annual stock option exercisable to purchase 10,000 shares of Common Stock exercisable at the fair market price of the Common Stock on the date of grant, with vesting at the rate of 50% of the option at the first anniversary following the date of grant and monthly thereafter over the following twelve months (i.e., 4.17% per month).

Compensation Committee Report on Executive Compensation

The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees. The Compensation Committee also recommends grants of stock awards, stock options, stock appreciation rights and other awards to be made under existing incentive compensation plans.

General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of SpectraLink and their personal performance. The Compensation Committee’s objective is to have a portion of each executive officer’s compensation contingent on SpectraLink’s performance as well as on the executive officer’s own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary, which principally reflects an executive officer’s performance and is designed primarily to be competitive with salary levels in the industry; (2) bonus, which principally reflects SpectraLink’s performance; and (3) long-term incentive compensation, which strengthens the mutuality of interests between executive officers and stockholders.

Factors. The principal factors that the Compensation Committee considered in ratifying the components of each executive officer’s compensation package for 2003 are summarized below. The Compensation Committee may apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

•	Base Salary. The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels for comparable positions within and outside the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

•	Bonus. The suggested bonus for each executive officer is determined on the basis of SpectraLink’s performance, personal performance, and the bonus levels for comparable positions within and outside the industry. The Compensation Committee established maximum annual bonus amounts for each executive officer based on the bonus levels for comparable positions, and earned bonus amounts are based on performance results. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee may from time to time award additional cash bonuses when it determines those bonuses to be in SpectraLink’s best interest.

•	Long-Term Incentive Compensation. Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage SpectraLink from the perspective of an owner with an equity stake. Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share, typically equal to the market price on the grant date, over a specified period of time of up to ten years. Options generally become exercisable in installments over a 48-month period, contingent upon an executive officer’s continued employment with SpectraLink. Accordingly, an option grant generally provides a return to the executive officer only if the executive remains employed by SpectraLink during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the executive officer’s potential for increased responsibility and promotion over the option term, and the executive officer’s personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of executive officers.

CEO Compensation. SEC regulations require the Board of Directors to disclose the basis for compensation paid to SpectraLink’s Chief Executive Officer. Mr. Holland was SpectraLink’s President and CEO until September 2003. In advising the Board with respect to Mr. Holland’s compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside the industry with which SpectraLink competes for executive talent. The base salary established for Mr. Holland for 2003 on the basis of the foregoing criteria was intended to provide a level of compensation which was not affected to any significant degree by SpectraLink’s performance factors. The bonus established for Mr. Holland for 2003 was based on SpectraLink’s pretax performance.

In September 2003, Mr. Elms was appointed as President and CEO. As with the determination of Mr. Holland’s base salary, in determining Mr. Elms’ base salary, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside the industry with which SpectraLink competes for executive talent.

COMPENSATION COMMITTEE

Carl D. Carman

Anthony V. Carollo, Jr.

Burton J. McMurtry

The foregoing Compensation Committee Report is not to be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to SEC Regulation 14A. The report shall also not be deemed to be incorporated by reference into any filing made by SpectraLink pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as may be specifically incorporated by reference into a filing.

Audit Committee Report

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented;

•	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence; and

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SpectraLink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Commission.

•	In February, 2004, the Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix A at the end of this Proxy Statement.

•	All members of the Audit Committee are independent (as independence is defined by Rule 4200 (a) (14) of the National Association of Securities Dealers’ (“NASD”) listing standards, as applicable, and by the Sarbanes-Oxley Act of 2002).

•	The Audit Committee includes an “audit committee financial expert” within the rules of the Securities and Exchange Commission and meets the financial sophistication requirement under the rules of the NASDAQ Stock Market. Upon review and discussion by the Board of Directors, the Board of Directors determined that Mr. Carollo has the requisite attributes of an “audit committee financial expert” and meets the financial sophistication requirement.

•	Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation, and oversight of the work of SpectraLink’s independent auditors.

AUDIT COMMITTEE

Carl D. Carman

Burton J. McMurtry

Anthony V. Carollo, Jr.

The foregoing Audit Committee Report is not to be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to SEC Regulation 14A. The report shall also not be deemed to be incorporated by reference into any filing made by SpectraLink pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as may be specifically incorporated by reference into a filing.

Legal Proceedings

On January 14, 2002, SpectraLink issued a press release announcing preliminary financial results for the fourth quarter of 2001 and revising downward its estimates for year 2002 results of operations. Shortly after the press release, the Company’s stock price declined and the Company and certain of its officers and directors were named as defendants in four lawsuits filed between February 7, 2002 and March 6, 2002, three of which were filed in the United States District Court for the District of Colorado and one of which was filed in the Colorado District Court for the City and County of Denver. In each of the lawsuits, plaintiffs, who purport to be purchasers or holders of SpectraLink common stock, initially sought to assert claims either on behalf of a class of persons who purchased securities in SpectraLink between July 19, 2001 and January 11, 2002, or in the case of two of the lawsuits (one filed in the United States District Court and one in the Colorado District Court), derivatively on behalf of SpectraLink. Two of the lawsuits filed in the United States District contained essentially identical claims alleging that SpectraLink and certain of its officers and directors violated Sections 10(b) and 20(a) and Rule 10b-5 under the Securities Exchange Act of 1934, as a result of alleged public misstatements and omissions, accompanied by insider stock sales made in the months prior to the decline in the price of SpectraLink’s stock after the January 14, 2002 press release. In the cases brought as derivative actions, the plaintiffs allege that the officers and directors of SpectraLink violated fiduciary duties owed to SpectraLink and its stockholders under state laws by allowing and/or facilitating the issuance of these same alleged public misstatements and omissions, misappropriating nonpublic information for their own benefit, making insider stock sales, wasting corporate assets, abusing their positions of control, and mismanaging the corporation. The plaintiffs in these derivative cases allege that SpectraLink has and will continue to suffer injury as a result of these alleged violations of duty for which the officers and directors should be liable.

The cases are designated as follows: Wilmer Kerns, Individually And On Behalf of All Others Similarly Situated, Plaintiff, vs. SpectraLink Corporation, Bruce Holland and Nancy K. Hamilton, Defendants (United States District Court Civil Action Number 02-D-0263); Danilo Martin Molieri, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. SpectraLink Corporation, Bruce Holland and Nancy K. Hamilton, Defendants (United States District Court Civil Action Number 02-D-0315); Evie Elennis, derivatively on behalf of SpectraLink Corporation, Plaintiff(s), v. Bruce M. Holland, Anthony V. Carollo, Jr., Gary L. Bliss, Michael P. Cronin, Nancy K. Hamilton and John H. Elms, Defendants), and SpectraLink Corporation, Nominal Defendant (United States District Court Civil Action Number 02-D-0345); and Roger Humphreys, Derivatively on Behalf of Nominal Defendant SpectraLink Corporation, Plaintiff, v. Carl D. Carman, Anthony V. Carollo, Jr., Bruce M. Holland, Burton J. McMurtry, Gary L. Bliss, Michael P. Cronin, John H. Elms, and Nancy K. Hamilton, Defendants (Colorado District Court Case. No. 02CV1687).

The Kerns and Molieri purported class actions were consolidated, and the plaintiffs filed a Consolidated Amended Complaint in these Consolidated Actions. In January of 2003, the Court denied a motion to dismiss that amended pleading, and discovery commenced. The Court has certified a class of all purchasers of publicly traded common stock of SpectraLink from April 19, 2001 through January 11, 2002, inclusive. On November 26, 2003, the Lead Plaintiffs in these Consolidated Actions moved the court for permission to file a second consolidated amended class action, which would have deleted certain of the original claims, would have extended the class period so that it would commence on February 1, 2001 instead of April 19, 2001, and would have added more detail on claims relating to alleged improper revenue recognition. The Company filed an opposition to that motion. On March 5, 2004, the Magistrate Judge entered his Order denying plaintiffs’ motions, and plaintiffs have appealed that decision to the district court.

On April 16, 2004, the parties to these Consolidated Actions held a mediation in San Francisco. The parties entered into a Memorandum of Understanding settling the case for $1.5 million, subject to certain terms and conditions, including approval by the court. The settlement will be paid for through insurance proceeds.

The two derivative actions were stayed pending resolution of the motion to dismiss in the consolidated class action, and plaintiff’s counsel in the Elennis derivative action filed an unopposed motion for relief from the stay and filed an amended complaint and then a corrected amended complaint. Prior to the entry of the stays in each of the derivative cases, the defendants had filed motions to dismiss. In August of 2003, Defendants moved to dismiss the amended and corrected Elennis complaint. The Court denied that motion on March 22, 2004. No discovery has been conducted in either of the derivative actions. The Company expects to engage in settlement discussions with the derivative plaintiffs in light of the settlement of the Consolidated Actions.

SpectraLink believes that the lawsuits are without merit and it intends to vigorously defend itself and its officers and directors if the two derivative cases are not settled in light of the settlement of the Consolidated Actions, and/or if the settlement of the Consolidated Actions is not approved by the court. SpectraLink does not believe that its interests and that of the named officers and directors are adverse to each other as of this time. However, no assurance can be given that SpectraLink will be successful in defending the claims being asserted in these suits, or that the interests of the various parties will remain aligned. If SpectraLink is not successful in its defense of these suits, it could be required to make significant payments to its stockholders and their lawyers, which could have a material adverse effect on SpectraLink’s business, financial condition and results of operations. In addition, the litigation could result in substantial costs, divert management’s attention and resources, or ultimately result in the interests of SpectraLink becoming adverse to those of certain of its officers and directors. In either case, SpectraLink’s business could be adversely affected, even if the plaintiffs are not successful in their claims against SpectraLink and/or its officers and directors.

The Company has incurred a loss related to the directors and officer’s insurance deductible of which the majority of the expense was reflected in 2002. As noted, the settlement of the Consolidated Actions will be funded by insurance proceeds. Based on current facts and circumstances, the Company is unable to estimate future losses, if any, it may incur if the cases are not settled, after considering the amounts that will be covered by insurance.

SpectraLink is not presently a party to any other material pending legal proceedings of which it is aware.

Certain Relationships and Related Transactions

SpectraLink had no transactions with related affiliates or related parties in 2003 involving an amount in excess of $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires SpectraLink’s officers and directors, and persons who own more than 10% of a registered class of SpectraLink’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such persons are also required by SEC regulation to furnish SpectraLink with copies of all Section 16(a) forms they file.

To the best of SpectraLink’s knowledge, based solely on review of the copies of such reports furnished to SpectraLink and written representations that no other reports were required, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to transactions during 2003.

THE BOARD OF DIRECTORS OF SPECTRALINK RECOMMENDS A VOTE IN FAVOR OF EACH PERSON
NOMINATED BY THE BOARD TO SERVE AS A DIRECTOR.

PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected KPMG LLP, independent public accountants, as independent auditors for SpectraLink for 2004. A resolution will be submitted to stockholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by stockholders is not a legal prerequisite to the Audit Committee’s selection of KPMG LLP as SpectraLink’s independent public accountants, SpectraLink believes such ratification to be appropriate. If the stockholders do not ratify the selection of KPMG LLP, the selection of independent public accountants will be reconsidered by the Audit Committee; however, the Audit Committee may select KPMG LLP, notwithstanding the failure of the stockholders to ratify its selection.

The Board expects that representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

KPMG LLP has been SpectraLink’s independent public accountants since August, 2002.

On July 30, 2002, SpectraLink terminated its relationship with Arthur Andersen LLP (“Andersen”) as its independent public accountants and engaged the services of KPMG LLP (“KPMG”) as the new independent accountants for SpectraLink and its subsidiary, SpectraLink International Corporation, for fiscal year ending December 31, 2002. The Board of Directors of SpectraLink approved the termination of Andersen and the appointment of KPMG upon the recommendation of SpectraLink’s Audit Committee.

During the period between December 31, 2001 and the Form 8-K dated July 30, 2002 that disclosed SpectraLink’s termination of Andersen, there were no disagreements between SpectraLink and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with as report by it during that period. In addition, no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the period between December 31, 2001 and the date of the Form 8-K dated July 30, 2002.

During the period between December 31, 2001 and the Form 8-K dated July 30, 2002, SpectraLink did not consult with KPMG with respect to any matters or events described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Although SpectraLink has requested a letter from Andersen stating its agreement with such statements and although SpectraLink has used reasonable efforts to obtain such letter, SpectraLink has not been able to obtain the letter.

The appointment of auditors is approved annually by the Audit Committee. In considering the appointment of auditors, the Audit Committee reviews both the proposed audit scope and the estimated audit fees for the coming year.

Audit and Non-Audit Fees

SpectraLink retained its principal auditor, KPMG, to provide services in the following categories and amounts during fiscal years ended December 31, 2002 and 2003. The amounts listed below are based on actual billings received from KPMG during the years ended December 31, 2002 and 2003, respectively.

Year Ended December 31	2002	2003
Audit fees	$45,000	$145,000
Audit related fees (1)	11,500	21,500
Tax fees (2)	17,637	85,145
All other fees (3)	0	2,000

Total fees	$74,137	$253,645

(1)	Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of SpectraLink’s financial statements. This category includes fees related to audits of SpectraLink’s benefit plans, other registration statements (i.e. S-8), additional procedures related to the performance of the review or audit of SpectraLink’s financial statements, and accounting consultations regarding the application of GAAP to proposed transactions.

(2)	Tax fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning (domestic and international).

(3)	All other fees consist of consultations associated with SpectraLink’s process analysis.

The Audit Committee has considered whether the provision of non-audit services by SpectraLink’s principal auditor is compatible with maintaining auditor independence and has concluded that they are independent.

Policy for Pre-approving Services and Fees of the Company’s Independent Public Accountants

SpectraLink’s Audit Committee pre-approves all services and associated fees provided to SpectraLink and its consolidated subsidiaries by SpectraLink’s independent public accountants. In evaluating services associated with this pre-approval process, the following guidelines are used to avoid situations that affect the independence of SpectraLink’s independent public accountants:

•	SpectraLink’s auditor cannot audit his or her own work;

•	SpectraLink’s auditor cannot function as a part of management; and

•	SpectraLink’s auditor cannot serve in an advocacy role for SpectraLink.

All proposed services to be performed by the independent public accountants are discussed and approved at Audit Committee meetings for which there is a quorum of Audit Committee members. The Audit Committee delegates to one Audit Committee member the authority to pre-approve a service provided by SpectraLink’s independent public accountant in cases where there is a need to get pre-approval on a time-urgent basis. In cases where the delegate pre-approves services provided by the independent public accountant, approval must be documented either by signature on a document or by an email and said services must be discussed and ratified at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the Audit-related fees, Tax fees and All other fees incurred during the fiscal years ended December 31, 2002 and 2003.

THE BOARD OF DIRECTORS OF SPECTRALINK RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Miscellaneous Matters

Other Business

As of the date of this Proxy Statement, the Board knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, the proxies appointed by stockholders will be entitled to vote in accordance with their judgment as to such matters.

Nominations and Submissions of Matters for 2005 Annual Meeting

SpectraLink’s Certificate of Incorporation and Bylaws require that there be furnished to SpectraLink written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submissions of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. In order for any such nomination or submission to be proper with respect to the 2005 Annual Meeting, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to SpectraLink between February 21, 2005, and March 23, 2005. A copy of the applicable provisions of the Certificate of Incorporation and Bylaws may be obtained by a stockholder, without charge, upon written request to the Secretary of SpectraLink, at its principal executive offices.

In addition to the foregoing, in accordance with the rules of the SEC, any proposal of a stockholder intended to be presented at SpectraLink’s 2005 Annual Meeting of Stockholders must be received by the Secretary of SpectraLink by December 30, 2004, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in SpectraLink’s notice of meeting, proxy statement and proxy relating to the 2005 Annual Meeting.

Cost of Proxy Solicitation

SpectraLink will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of SpectraLink may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make.

At any time prior to being voted, the enclosed proxy is revocable by written notice to the Secretary of SpectraLink or by appearance at the meeting to vote in person.

THE BOARD OF DIRECTORS
SPECTRALINK CORPORATION

April 29, 2004

Appendix A-1

SPECTRALINK AUDIT COMMITTEE CHARTER

Amended and Restated February 25, 2004

I. MISSION

The Audit Committee (the “Committee”) of SpectraLink Corporation (“SpectraLink” or “Company”) assists the Board to fulfill its responsibility to the shareholders, potential shareholders and investment community regarding the oversight of internal controls, corporate accounting, financial reporting practices of SpectraLink and the quality and integrity of the financial reports of SpectraLink. The Committee maintains active, free and open communications between the Board, the independent public accountants, the internal auditors and the financial management of SpectraLink. The Committee reviews and approves all related party transactions and evaluates any material concern or matter that may arise which has not been promptly or appropriately addressed by the management of SpectraLink that involves any illegal or improper act or conflict of interest or self-dealing on the part of senior management of SpectraLink.

The Committee’s policies and procedures should remain flexible, in order to address changing conditions and to ensure to the Board and shareholders that the corporate accounting and financial reporting practices of SpectraLink are in compliance with all laws, rules, regulations and Company policies.

II. ORGANIZATION

A.	All members of the Committee shall be independent of management and not employees of SpectraLink or any of its subsidiaries or affiliates and at least one of the minimum three members shall be a financial expert as defined by the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). Vacancies of members of the committee shall be filled by the Board. The Board shall designate one member of the Committee to be Chair. The Committee members present at a meeting (whether or not they constitute a quorum) may appoint other qualified members of the Board to replace Committee members who are absent or disqualified from participating in a Committee meeting.

B.	The Committee shall meet at least quarterly, with such additional meetings as the Chair of the committee deems necessary. The Committee will meet separately and regularly with the Company’s Chief Executive Officer, the Chief Financial Officer and the independent auditors at such times as it deems appropriate, but no less than quarterly.

C.	The Committee shall report to the Board following regular meetings, and at such other times as circumstances warrant, including making other reports as may be required by Nasdaq or the SEC.

D.	The Corporate Secretary, the Assistant Secretary, or a delegate shall record and keep minutes of all Committee meetings.

E.	Members of the Committee shall receive such fees, if any, for their services on the Committee as may be determined by the Board. Members may not receive any other compensation from the Company except the fees they receive for service on the Board or any committee thereof.

III. AUTHORITY, DUTIES AND RESPONSIBILITIES

A.	Oversee, appoint, and review annually the qualifications, ensure receipt of independence statements of the independent public accountants. The Audit Committee may, in its discretion seek stockholder ratification of the firm it appoints to audit the financial statements of SpectraLink and its subsidiaries for the next fiscal year.

B.	Establish policies and procedures for pre-approval of audit and non-audit services and fees and pre-approve all services (audit and non-audit) to be provided to the Company by the independent public accountant; provided however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

C.	Meet with the independent public accountants and financial management of SpectraLink to review the scope of the audit of the books of account of SpectraLink and other operations and controls and the procedures to be utilized, ensure adequate funding for the preparation and issuance of the audit report, and maintain an active dialogue about relationships or services that might affect auditor independence. At the conclusion of the audits, the Committee shall review the results of such audits, including any comments or recommendations of the independent public accountants.

D.	Oversee SpectraLink’s financial reporting process, internal accounting controls, and compliance with relevant corporate policies and procedures.

E.	Review and transmit to the Board, after the close of each fiscal year, the financial statements of SpectraLink certified by the independent public accountants.

F.	Review SpectraLink’s internal audit group and its capability to perform its duties (including its organization, staffing and independence) and review reports on the overall quality of SpectraLink’s system of internal accounting controls.

G.	Provide the independent public accountants and SpectraLink’s internal audit group full and free access to the Committee to meet privately whenever appropriate.

H.	Review litigation and contingent liabilities of SpectraLink, including a periodic report by the general counsel concerning the effectiveness of SpectraLink’s policies, procedures and control systems in preventing illegal and improper acts and the effectiveness and timeliness of management’s response in the event any instances of illegal and improper acts and the effectiveness and timeliness of management’s response in the event any instances of illegal or improper acts are discovered.

I.	Review Company policy statements and establish the procedures to monitor compliance with the Code of Conduct and Business Ethics (“Code”) including procedures for the confidential submission of concerns regarding questionable accounting or auditing matters, and any events of noncompliance, and report to the Board annually concerning these issues. The Committee will have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

J.	The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

K.	In performing its duties, the Committee may also obtain advice and assistance from internal or external legal, accounting or other advisors at the Company’s expense.

L.	At least annually, the Committee shall review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Appendix A-2

SPECTRALINK CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(Adopted as of April 27, 2004)

I.	MISSION

The purpose of the Nominating and Corporate Governance Committee (“Committee”) of the Board of Directors (“Board”) of SpectraLink Corporation (“SpectraLink” or “Company”) shall be to review and make recommendations to the Board on matters concerning Board composition, Board nominations, Board Committees, conflicts of interest and corporate governance.

In furtherance of these purposes, the Committee will undertake those specific responsibilities and duties listed below and such other duties as the Board may from time to time prescribe.

II.	ORGANIZATION

A.	The Committee members shall be appointed by, and serve at the direction of, the Board. The Committee shall consist of no fewer than two members of the Board. The Board may designate one member of the Committee as its chair. Except as permitted, members of the Committee must meet the independent director criteria of the Nasdaq Stock Market, Inc.(“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). Vacancies of members of the Committee shall be filled by the Board.

B.	The Committee shall meet regularly, with such additional meetings as circumstances warrant. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities.

C.	The Committee shall report to the Board following regular meetings, and at other times as circumstances warrant.

D.	The Corporate Secretary or a delegate shall record and keep minutes of all Committee meetings.

E.	Members of the Committee shall receive such fees for their service as Committee members as may be determined by the Board in their sole discretion in accordance with Nasdaq and SEC rules and regulations.

III.	AUTHORITY, DUTIES AND RESPONSIBILITIES

Board Composition, Evaluation and Nomination Activities

A.	The Committee shall review the composition and size of the Board and determine the criteria, qualifications and areas of expertise needed to further enhance the composition of the Board in accordance with the Company’s Corporate Governance Guidelines and work with management in attracting candidates with those qualifications.

B.	The Committee shall review the independence criteria in accordance with Nasdaq and SEC rules and regulations of each member of the Board annually.

C.	The Committee shall annually review the performance of the Board as a whole.

D.	The Committee shall review the performance of each of its members proposed for reelection, and recommend the director nominees each year for approval by the Board and the stockholders.

E.	The Committee shall consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders in accordance with the Company’s bylaws.

F.	The Committee may delegate to management the screening process for director candidates with the direct input from the chair of the Committee. The invitation to join the Board should be extended by the Board through the Chairman of the Board.

G.	The Committee shall have sole authority to retain, at the Company’s expense, and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other terms.

H.	The Committee shall recommend to the Board persons to be members of the Board’s committees and make recommendations for the creation of additional Board committees or the change in the mandate or dissolution of Board Committees.

Corporate Governance Generally

A.	The Committee shall develop guidelines of corporate governance and recommend them to the Board for its consideration and approval.

B.	The Committee shall review, no less frequently than annually, SpectraLink’s Corporate Governance Guidelines to ensure they are being complied with and remain relevant.

C.	The Committee shall recommend ways to enhance services and improve communications and relations with the Company’s stockholders.

IV.	Other

A.	The Committee shall consider questions of possible conflicts of interest of Board members and of corporate officers in consultation with the Company’s Ethics Committee and review actual and potential conflicts of interest of Board members and corporate officers, and make determinations of such conflicts of interest.

B.	The Committee shall perform such other duties as the Board may from time to time direct.

SpectraLink Corporation
Boulder, Colorado
Phone: 303.440.5330
www.spectralink.com

SKU# STL-PS-04

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are items related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Please sign the card, detach it, and return your Proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

SpectraLink Corporation

DETACH HERE

ZSTLC2

PROXY

SPECTRALINK CORPORATION

5755 Central Avenue
Boulder, Colorado 80301

This Proxy is solicited on behalf of the board of directors.

The undersigned hereby appoints John H. Elms and David I. Rosenthal, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SpectraLink Corporation (the “Company”) held of record by the undersigned on April 23, 2004, at the Annual Meeting of Stockholders to be held on June 21, 2004, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-By-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/slnk	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSTLC1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

			FOR	AGAINST	ABSTAIN
1. Election of Directors		2. Proposal to ratify the selection of KPMG LLP, independent public accountants, as auditors.	☐	☐	☐
NOMINEES: (01) Carl D. Carman, (02) Anthony V. Carollo, Jr., (03) John H. Elms, (04) Gerald J. “Bud” Laber, (05) Werner P. Schmuecking

FOR WITHHOLD
☐ ☐
☐
For all nominees except as noted above		In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians, or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized person.

Signature:	Date:	Signature:		Date: